Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Java Express, Inc. (the “Registrant”) on Form 10-K for the period ending March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, Mark Burdge, Principal Executive Officer, President and Director, and Del Higginson, Principal Financial Officer, Treasurer and Secretary, and Director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	July 16, 2012	By:	/s/Mark Burdge
Mark Burdge
President, Director
Principal Executive Officer

Date:	July 16, 2012	By:	/s/Del Higginson
Del Higginson
Chief Financial Officer, Treasurer and Secretary Director